      RAW
     MATERIALS                              Randgold
      GROUP                                 Mr. Adrian J Reynolds
                                            Gen. Manager, Projects & Evaluation
                                            5 Press Avenue, Selby
                                            Johannesburg, South Africa

                                            Fax 27-11-8371925



Dear Mr Reynolds,

Raw Material Group hereby gives its consent to Randgold Resources, one of its subscribers, to use information from the Raw Materials Group data in a Registration Statement to be submitted to the US Securities and Exchange Commission and to attribute the information to the Raw Materials Group.

The Raw Materials Group wants to point out that whilst every reasonable effort has been made to ensure that the facts in the Raw Materials Data database are accurate or complete, no warranty or representation is given that they are accurate or complete.


Your sincerely,


/s/ Andreas Tegen
Andreas Tegen
Partner, Raw Materials Group



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Mailing address:      Office:                            Telephone:         Telefax:
PO Box 44062          Grondalsufgen 118, 1st floor       -46-8 744 0065     -46-8 744 0066
S-100 73 Stockholm    Grondal, Stockholm
SWEDEN                                                   E-mail raw.materials.group@rmg.se
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